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                                                                    EXHIBIT 99.1


                                 SIMMONS COMPANY
                 ANNOUNCES WITHDRAWAL OF REGISTRATION STATEMENT
         ----------------------------------------------------------

Atlanta, June 3, 2005 - Simmons Company (the "Company") today filed with the Securities and Exchange Commission (the "SEC") a request to withdraw its Registration Statement on Form S-1, Registration No. 333-116197, initially filed with the SEC on June 4, 2004.

The Company requested to withdraw its Registration Statement due to market conditions and for strategic reasons.

Atlanta-based Simmons Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(R), Olympic(R) Queen, Deep Sleep(R) and HealthSmart(TM). The Company operates 17 conventional bedding manufacturing facilities and three juvenile bedding manufacturing facilities across the United States and Puerto Rico. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.